Exhibit 10.10

Promissory Note:

RECITATIONS:

3-1-2006

Date:
INFO- HOLD, INC

Borrower:	4120 AIRPORT RD CINCINNATI OHIO 45226

Payee:	INFO-HOLD, INC

Place for Payment:	CHECK BY MAIL
$ 100,000.00

Principal Amount:

Term:	34 month balloon payment.

Monthly Payments:	Interest payment only until balloon payment is due at the end of the term, interest is due and payable on December 31st of each year.

INTEREST RATE. Annual interest rate on matured, unpaid amounts shall be the maximum amount permitted by the Laws of the State of Ohio. Parties agree the interest rate or this note will be 18% paid annually.

PAYMENT TERMS. This Note is due and payable as follows, to-wit: (3) equal payments of $18,0000 for interest at the end of each calendar year. Interest pro rated for partial annual periods. The principle of $100,000 is due in full, on December 31st 2008.

BALLOON PAYMENT. Borrower promises to make a single, final payment for the entire balance owed to the Payee on or before December 31st 2008.

BORROWER’S PRE-PAYMENT RIGHT. Borrower reserves the right to prepay this Note in whole or in part, prior to maturity, without penalty. And is only liable to pay interest accrued daily based on the outstanding principle balance.

PLACE FOR PAYMENT. Borrower promises to pay to the order of Payee at the place for payment and according to the terms for payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

DEFAULT AND ACCELERATION CLAUSE. If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues after Payee gives Borrower notice of the default and the time within which it must be cured, as may be required by law or written agreement, then Payee may declare the unpaid principal balance and earned interest on this Note immediately due. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law. Default on any other note or debt obligation of borrower, if not cured as allowed by terms of said note or debt obligation will trigger the default and acceleration clause of this Note.

INTEREST ON PAST DUE PAYMENTS: All past due installments of principal and/or interest and/or all other past-due incurred charges shall bear interest at 18% after maturity.

FORM OF PAYMENT. Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the holder and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the payee and applied to this indebtedness in the manner elsewhere herein provided.

ATTORNEY’S FEES. If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Payee all costs of collection and enforcement, including reasonable attorney’s fees and court costs in addition to other amounts due.

SEVERABILITY. If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

Maximum Debt of Borrower. Borrower will not incur debt or debt obligations that exceed $400,000 at anytime during the term of said note without the written consent of payee.

DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW. This Note shall be governed, construed and interpreted by, through and under the Laws of the State of Ohio.

Borrower is responsible for all obligations represented by this Note.

EXECUTED: this 1st day of March, 2006

/s/ Joey C Hazenfield

INFO-HOLD, INC

Joey C Hazenfield- President/Ceo

Agreed by

/s/ Timothy S. O’Toole

Timothy S. O’Toole